Exhibit 10.1

FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

This First Amendment to the Warrant To Purchase Common Stock is executed as of the 24th day of January, 2013. Reference is made to that certain Warrant To Purchase Common Stock (the “Warrant”) dated January 21, 2010, issued to Capital Ventures International (“Capital Ventures”), a company with its address at California Street, Suite 3250, San Francisco, CA 94111, by Kandi Technologies Group, Inc., a Delaware corporation with its principal office located at Jinhua City Industrial Zone, Jinhua, Zhejiang Province, People’s Republic of China, 321016. Any capitalized terms in this amendment not otherwise defined shall have the meaning ascribed to them in the Warrant.

WHEREAS, Kandi Technologies Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with Capital Ventures on January 21, 2010, pursuant to which the Company issued the Warrant, as adjusted and reset on August 19, 2010 exercisable for an aggregate of 689,574 shares of the Company’s common stock at $3.8067 per share;

WHEREAS, the Warrant expires on the January 22, 2013 and the parties to the Warrant have agreed to amend and extend the Expiration Date of the Warrant from January 22, 2013 to March 8, 2013;

WHEREAS, Capital Ventures understands the amendment and extension are only to provide time for its further exercise of the Warrant, and such amendment and extension shall not be considered as the extension of Capital Ventures’ any rights in the Purchase Agreement other than the right to exercise the remaining warrant shares;

WHEREAS, the parties have acknowledged that the Form S-3 Registration Statement (No. 333-165055), covering the shares issuable upon the exercise of the Warrant, was first filed with the Securities and Exchange Commission of the United States (the “SEC”) on February 24, 2010, last amended on August 6, 2012 and effective on September 20, 2012.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 17. CERTAIN DEFINITIONS

Section 17 (m) will be deleted in its entirety and replace with the following:

(m) “Expiration Date” means March 8, 2013.

Except as expressly set forth herein, all terms of Warrant remain in the same.

2. This first amendment becomes effective as of and from January 22, 2013.

3.             This first amendment may be executed in any number of counterparts each of which shall constitute an original but all of which when taken together shall constitute but one contract.

4.             The parties agree that this first amendment is only to provide Capital Ventures additional time to exercise its warrant and it shall not be considered as the extension of Capital Ventures’ any rights in the Purchase Agreement which otherwise should have expired upon the expiration of the Warrant on January 22, 2013. To make it clear, any rights of Capital Ventures arising out of or resulting from its continuous beneficial ownership of any Securities (including the Warrant) under Purchase Agreement shall have expired or terminated as if the Warrant were expired on January 22, 2013.

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK AND SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, Capital Ventures and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

KANDI TECHNOLOGIES GROUP, INC.

By:___________________________________
Name:
Title:

CAPITAL VENTURES INTERNATIONAL

By:___________________________________
Name:
Title: